CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Independent Accountants" in the Statements of Additional Information and to our report dated August 26, 2002 on the CCMA Select Money Market Fund of CCMA Select Investment Trust included in Post-Effective Amendment Number 1 to the Registration Statement under the Securities Act of 1933 (No. 333-67666) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10441) of CCMA Select Investment Trust.



                                                          /s/ ERNST & YOUNG LLP


Chicago, Illinois
October 31, 2002